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                                                                EXHIBIT 16(B)


        Merrill Lynch Developing Capital Markets Fund, Inc. - Class B
                             07/01/94 - 06/30/95


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                                                   Since             Since
                                                 Inception         Inception
                                              Average Annual         Total
                                               Total Return         Return*
                                              --------------       ---------


Initial Investment                               $1,000.00         $1,000.00

Divided by Net Asset Value                           14.54             14.54
                                                 ---------         ---------
Equals Shares Purchased                             68.776            68.776

Plus Shares Acquired through
  Dividend Reinvestment                              5.077             5.077
                                                 ---------         ---------
Equals Shares Held at 06/30/95                      73.853            73.853

Multiplied by Net Asset Value at 06/30/95            13.24             13.24
                                                 ---------         ---------
Equals Ending Value before deduction for
  contingent deferred sales charge                  977.82            977.82

Less deferred sales charge                          (36.18)             0.00
                                                 ---------         ---------
Equals Ending Redeemable Value at
  $1000 Investment (ERV) at 06/30/95                941.64            977.82
                                                 ---------         ---------
Divided by $1,000 (P)                               0.9416            0.9778

Subtract 1                                         -0.0584           -0.0222


Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)          -5.84%
                                                 =========

Expressed as a percentage equals the
  Aggregate Total Return for the Period                                -2.22%
                                                                   =========

ERV divided by P                                    0.9416

Raise to the power of                               1.0027

Equals                                              0.9415

Subtract 1                                         -0.0585

Expressed as a percentage equals the
  Average Annualized Total Return                    -5.85%
                                                 =========


* Does not include sales charge for the period.


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